Exodus Movement, Inc. Announces Bitcoin Holdings increased to over 1,900, Provides Swap Volume Update

OMAHA, Neb., December 12, 2024 – Exodus Movement, Inc. (OTCQX: EXOD) (“Exodus” or the “Company”), a leading self-custodial cryptocurrency software platform, today issued an update regarding its digital assets and cash holdings and exchange provider processed volume. The Company is issuing this press release in light of recent market events in the digital asset space, including Bitcoin crossing the $100,000 threshold for the first time in its history. These selected preliminary metrics have not been audited or reviewed by Deloitte & Touche LLP, the Company’s independent registered public accounting firm (“Deloitte”), do not reflect the Company’s quarter end or fiscal year end results, are subject to completion of the Company’s fiscal year end and the Company’s financial reporting processes, are based on information known by management as of the date of this press release, and do not represent a comprehensive statement of the Company’s financial results for the quarter or fiscal year ending December 31, 2024.

Preliminary Fourth Quarter 2024 Highlights (Unaudited):

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Exchange provider processed volume is $1.26 billion for the two-month period beginning October 1, 2024 through November 30, 2024, compared to $0.96 billion for the full quarter in Q3 2024.

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Digital assets held as of December 11, 2024 consisted of over 1,900 Bitcoin and over 2,660 Ethereum (in units).

“Exodus is a leading digital asset wallet provider and we receive our revenues primarily in Bitcoin and USDC,” stated James Gernetzke, CFO of Exodus. “As our Exchange Aggregator has processed record volume in Q4, the associated revenues have added over 100 Bitcoin to our treasury since we reported our holdings at the end of Q3.”

The Staff of the Securities and Exchange Commission has recently completed its review of the Company’s registration statement on Form 10-12, which is a major step towards achieving the goal of listing on the NYSE American stock exchange.

About Exodus

Exodus is a financial technology leader empowering individuals and businesses with secure, user-friendly crypto software solutions. Since 2015, Exodus has made digital assets accessible to everyone through its multi-asset crypto wallets prioritizing design and ease of use.

With self-custodial wallets, Exodus puts customers in full control of their funds, enabling them to swap, buy, and sell crypto. Its business solutions include Passkeys Wallet and XO Swap, industry-leading tools for embedded crypto wallets and swap aggregation.

Exodus is committed to driving the future of accessible and secure finance. Learn more at exodus.com or follow us on X at x.com/exodus_io.

Investor Contact
investors@exodus.com

Information Regarding Preliminary Metrics

Because the 2024 fourth quarter is ongoing, the Company’s results for the fourth quarter and fiscal year end 2024 are not complete. Actual results following the completion of the fiscal quarter and fiscal year end may differ materially from the express selected preliminary metrics herein and any implied preliminary results because of the completion of the fiscal year end, the Company’s financial reporting processes and Deloitte’s audit and closing procedures, final adjustments and other developments after the date of this press release. In addition, these selected preliminary metrics should not be viewed as a substitute for our financial statements for the year ended December 31, 2024 that will be prepared in accordance with GAAP and audited by Deloitte. Accordingly, you should not place undue reliance upon these preliminary metrics.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined by the federal securities laws. All forward-looking statements are based upon our current expectations and various assumptions and apply only as of the date made. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that our expectations, beliefs and projections will be achieved. Forward-looking statements are generally identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “forecast,” as well as variations of such words or similar expressions. Forward-looking statements in this document include, but are not limited to, statements related to our preliminary financial information, including Bitcoin holdings, monthly swap volume and Exchange Aggregator processed volumes, our fiscal year end results and uplisting goal.

Forward-looking statements include statements concerning:

● our business plans and strategy;

● projected profitability, performance or cash flows;

● future capital expenditures;

● our growth strategy, including our ability to grow organically and through mergers and acquisitions;

● anticipated financing needs;

● business trends;

● our capital allocation strategy;

● liquidity and capital management; and

● other information that is not historical information.

There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed or implied by our forward-looking statements, including those set forth in “Item 1. Business” and “Item 1A. Risk Factors” of Amendment No. 6 to our Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on November 27, 2024 (the “Form 10"), as well as in our other reports filed with the SEC from time to time. All forward-looking statements are expressly qualified in their entirety by such cautionary statements. Readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Source: Exodus Movement, Inc.